Exhibit 99.1

Monmouth Real Estate Investment Corporation

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

FOR IMMEDIATE RELEASE	July 14, 2020
Contact: Becky Coleridge
732-577-9996

MONMOUTH REAL ESTATE ANNOUNCES ELECTION OF Sonal Pande TO BOARD OF DIRECTORS

HOLMDEL, NJ, July 14, 2020….. Monmouth Real Estate Investment Corporation (NYSE: MNR) (“Monmouth” or the “Company”) today announced the election of Sonal Pande as a Class II Director. Effective July 14, Ms. Pande succeeds outgoing director Steven B. Wolgin as a Class II director. Since 2015, Ms. Pande has held various positions at New York University, most recently as the Assistant Dean of Alumni Relations and Fundraising, School of Professional Studies, where she has been deeply involved in managing the strategic growth of the domestic and global alumni outreach programs and fundraising pipeline for the school and the NYU SPS Schack Institute of Real Estate. From 2006 to 2015, Ms. Pande held positions as Head of Major Giving for Prostate Cancer UK and as Major Gifts Officer for Royal National Institute of Blind People in London. Ms. Pande earned a MPA in Public Administration from Columbia University, a MBA from B.H.U. and a B.S. in Mathematics, Economics and Statistics from Bangalore University in India.

“We are very pleased to welcome Ms. Pande to the Monmouth Board and we are looking forward to her insight and contributions,” said Eugene Landy, Chairman of the Board. “On behalf of the Board and management team, I want to thank Mr. Wolgin for his service to Monmouth throughout his seventeen-year tenure on the Board,” added Mr. Landy.

About Monmouth

Monmouth, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 118 properties, containing a total of approximately 23.3 million rentable square feet, geographically diversified across 31 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.